                                                   Certain portions of this
                                                   exhibit have been
                                                   omitted based upon
                                                   a request for confidential
                                                   treatment. Omitted portions
                                                   have been separately filed
                                                   with the Securities and
                                                   Exchange Commission.


                          LICENSE AGREEMENT

       This Agreement dated _23rd_ day of December, 1994 is between Osiris Therapeutics, Inc., a corporation of the State of Delaware, having a principal place of business at 11000 Euclid Avenue, Wearn Building, 4th Floor, Cleveland, Ohio 44106 (hereinafter referred to as "OSIRIS" if and Gryphon Pharmaceuticals, Inc., a Delaware corporation (hereinafter "GRYPHON") having an initial address at 1629 Thames Street, Suite 400, Baltimore, MD 21231.

                             WITNESSETH:

       WHEREAS, OSIRIS desires to obtain an exclusive license in and to certain patents owned by or licensed to GRYPHON.

       WHEREAS, GRYPHON is willing to grant the exclusive license desired by OSIRIS.

       NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:


                         ARTICLE 1 - DEFINITIONS

       1.1 "AFFILIATED COMPANY" or "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with OSIRIS. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty percent (50 %). For the purposes of this Agreement, GRYPHON and OSIRIS are not AFFILIATED COMPANIES.

       1.2 The term "PATENT RIGHT(s)" shall mean (i) any patent application or patent or equivalent thereof, anywhere in the world including, but not limited to any division, continuation, or continuation-in-part, re-examination, reissue or extension issuing thereon, which is owned by GRYPHON or which is licensed to GRYPHON by Johns Hopkins University ("JHU") or which is licensed to GRYPHON by an entity other than JHU and as to which GRYPHON has a transferable interest in each case prior to or during the term of this Agreement insofar as it contains one or more claims to any TECHNOLOGY.
PATENT RIGHTS shall not include JOINT PATENT RIGHTS.

       1.3 "EFFECTIVE DATE" of this License Agreement shall mean the date the last party hereto has executed this Agreement.

       1.4 The term "HEMATOPOIETIC FIELD" shall mean making, using or selling of hematopoietic stem cells, hematopoietic progenitor cells, their progeny and any other hematopoietic cells and/or tissue, and the making, using and selling of products, processes and compositions for the isolation, proliferation, purification, differentiation, inhibition, growth, repair or renewal of such cells and/or tissue and shall include cross-signaling molecules for regulating hematopoietic stem and progenitor cells.

       1.5 The term "JOINT PATENT RIGHTS" shall mean patents and patent applications anywhere in the world jointly owned by GRYPHON and OSIRIS and including, but not limited to, any division, continuation or continuation-in-part, re-examination, reissue or extension thereof.

       1.6 The term "LICENSED FIELD" shall mean making, using or selling of mesenchymal stem cells, mesenchymal progenitor cells, their progeny and any other mesenchymal cells and/or tissue (including, but not limited to, stroma, bone, tendon, muscle and cartilage), and the making, using and selling of products, processes and compositions for the isolation, proliferation, purification, differentiation, inhibition, growth, repair or renewal of such mesenchymal cells and/or tissue and shall include cross-signaling molecules for regulating mesenchymal stem and progenitor cells.

       1.7 The term "LICENSED PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service in the LICENSED FIELD, the manufacture, import, sale or use of which is covered by PATENT RIGHTS.

       1.8 "LICENSED SERVICE(S)" means the performance on behalf of a third party of any method or the use of any product or composition in the LICENSED FIELD, the manufacture, use or sale of which is covered by PATENT RIGHTS.

       1.9 The term "LICENSED TERIIITORY" shall mean all countries of the world.

       1.10 "NET SALES" shall mean gross sales revenues received by OSIRIS or an AFFILIATED COMPANY from the sale of LICENSED PRODUCT(S) less trade discounts allowed, refunds, returns and recalls, rebates, disallowed reimbursements, transportation and transportation related insurance costs, itemized on a bill or invoice, and sales taxes.
       In the event that OSIRIS, AFFILIATED COMPANY or SUBLICENSEE sells a LICENSED PRODUCT in combination with other ingredients or components which are not LICENSED PRODUCT(S) (such other ingredients or components being "Other Items"), then the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

            (a) If all LICENSED PRODUCT(S) and Other Items contained in the combination are available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A(A+B), where A is the separately available price of all LICENSED PRODUCT(S) in the combination, and B is the separately available price for all Other Items in the combination.

            (b) If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCT(S) contained in the combination are available separately), the NET SALES of the combination multiplied by the fraction A/C, where A is as defined above and C is the invoiced price of the combination.

            (c) If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be NET SALES multiplied by D/C where C is as defined above and D is the fair market value of LICENSED PRODUCTS in the combination. The fair market value will be determined by negotiation between the parties; should the parties fail to reach an agreement the issue will be brought to binding arbitration in accordance to the Rules of The American Arbitration Association pursuant to Paragraph 6.5.
 The term "Other Items" does not include solvents, diluents, carriers, excipients, or the like used in formulating a product.

       1.11 "NET SERVICE REVENUES" shall mean actual revenues received for the performance of LICENSED SERVICE less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE, trade discounts allowed, refunds and rebates.
       If a LICENSED SERVICE is offered in combination with another service or services, NET SERVICE REVENUES for purposes of determining royalties on the LICENSED

SERVICE shall be calculated by multiplying the NET SERVICE REVENUES [as defined. above, but applied to the combination services], by the fraction A/(A+B), where A is the invoice price of the LICENSED SERVICE and B is the invoice price of the other service or services in the combination if sold separately.

       1.12 The term "TECHNOLOGY" shall mean any data, formulas, process information or other information, material, substance, invention or discovery in the LICENSED FIELD, whether or not patentable, owned by GRYPHON prior to or during the term of this Agreement or which is licensed to GRYPHON by JHU prior to or during the term of this Agreement or which is licensed to GRYPHON by an entity other than JHU and as to which GRYPHON has a transferable right on the EFFECTIVE DATE or during the term of this Agreement. TECHNOLOGY includes all of the foregoing even if same is also applicable outside the LICENSED FIELD. In the event a compound has clinical utility both within and outside the LICENSED FIELD, the parties will discuss, in good faith, how such compound will be developed and commercialized.

       1.13 The term "SUBLICENSEE" shall mean any non-AFFILIATED COMPANY licensed by OSIRIS to make, have made, import, use or sell any LICENSED PRODUCT.

       1.14 "VALID CLAIM" shall mean a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

                         ARTICLE 2- GRANTS

       2.1 Subject to the terms and conditions of this Agreement GRYPHON hereby grants to OSIRIS a sole and exclusive license under the PATENT RIGHTS and a non-exclusive license under TECHNOLOGY to make, have made, use and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the LICENSED TERRITORY.

       2.2 OSIRIS may sublicense others the rights and licenses granted under this Agreement and shall provide a copy of each such sublicense agreement to GRYPHON promptly after it is executed. Except as to royalties and other payments, each sublicense shall be consistent with the terms of this Agreement.

       2.3 OSIRIS shall have the right to extend its license rights granted under Paragraph 2.1 to its AFFILIATED COMPANIES; however, such AFFILIATED COMPANIES must agree in writing to be bound by the terms of this Agreement with a copy of such agreement promptly sent to GRYPHON after it is executed.

       2.4 OSIRIS acknowledges that GRYPHON retains the exclusive right and title to TECHNOLOGY and PATENT RIGHTS directed to cross-signaling materials for use in the HEMATOPOIETIC FIELD.

       2.5 OSIRIS hereby grants to GRYPHON a royalty free worldwide, sole and exclusive, sublicenseable license under OSIRIS' interest in JOINT PATENT RIGHTS in the HEMATOPOIETIC FIELD. GRYPHON hereby grants to OSIRIS a royalty free, worldwide, sole and exclusive sublicensable license under GRYPHON's interest in JOINT PATENT RIGHTS in the LICENSED FIELD.

                  ARTICLE 3 - PATENT INFRINGEMENT

       3.1 Each party will notify the other promptly in writing when any infringement of the PATENT RIGHTS by another is uncovered or suspected.

       3.2 OSIRIS shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof in the LICENSED FIELD, and shall at all times keep GRYPHON and JHU informed as to the status thereof. OSIRIS may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. GRYPHON shall reasonably cooperate in any such litigation at OSIRIS's expense.

       3.3 If OSIRIS elects not to enforce any patent within the PATENT RIGHTS, under Paragraph 3.2, then it shall so notify GRYPHON in writing within six (6) months of receiving notice that an infringement exists, and GRYPHON or JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

       3.4 Any recovery by OSIRIS under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and OSIRIS after reimbursing GRYPHON out of the recovery for amounts credited pursuant to the next sentence shall pay to GRYPHON fifteen percent (15 %) of the recovery net of all reasonable costs and expenses associated with each suit or settlement. One-half (1/2) of the costs and expenses incurred by OSIRIS pursuant to Paragraph 3.2 shall be credited against royalties payable by OSIRIS to GRYPHON hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.4 shall not exceed fifty percent (50%) of the royalties otherwise payable to GRYPHON with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

       3.5 In the event that litigation against OSIRIS is initiated by a third party charging OSIRIS with infringement of a patent of the third party in a country as a result of the manufacture, use or sale by OSIRIS of a LICENSED PRODUCT or LICENSED SERVICE in that country OSIRIS shall promptly notify GRYPHON in writing thereof. OSIRIS's costs as to any such defense in that country shall be creditable against any and all payments due and payable to GRYPHON under Paragraph 4.2 of this Agreement with respect to that LICENSED PRODUCT and/or LICENSED SERVICE in that country. No royalty payment after taking into consideration any such credit under this Paragraph 3.5 shall be reduced by more than fifty percent (50%).

       3.6 In the event of a judgment in any suit in which a court of competent jurisdiction rules that the manufacture, use or sale by OSIRIS in a country of a LICENSED PRODUCT or LICENSED SERVICE covered by a PATENT RIGHT, in that country has infringed on a third party's patent requiring OSIRIS to pay damages or a royalty to said third party in that country, or in the event of a settlement of such suit requiring damages or back royalty payments to be made, payments due to GRYPHON under Paragraph 4.2 of this Agreement arising from the applicable LICENSED PRODUCT or LICENSED SERVICE shall be correspondingly reduced in that country by the amounts due under the requirement of such judgment or under the terms of such settlement. The royalty payment after taking into consideration any such reduction under this Paragraph 3.6 shall not be reduced by more than fifty percent (50%).

       3.7 In any infringement suit either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out of-pocked costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.


           ARTICLE 4 - PAYMENTS. ROYALTY RESEARCH SUPPORT AND EQUITY

       4.1 OSIRIS shall reimburse GRYPHON for future costs associated with preparing, filing, maintaining and prosecuting such PATENT RIGHTS as specified in Paragraph 5.1.

       4.2 OSIRIS shall pay to GRYPHON one of the following royalties which shall be due and payable sixty (60) days after June 30 and December 31 for LICENSED PRODUCTS sold or LICENSED SERVICES provided in the respective half-year period:

      a. [*CONFIDENTIALITY REQUESTED*] of NET SALES of LICENSED PRODUCTS or LICENSED SERVICE sold or provided by OSIRIS or an AFFILIATED COMPANY licensed under this Agreement which in the country where made, sold or provided is covered by a VALID CLAIM included in PATENT RIGHTS.

      b. [*CONFIDENTIALITY REQUESTED*] of royalties received by OSIRIS from a SUBLICENSEE hereunder for LICENSED PRODUCTS sold or LICENSED SERVICES provided by such sublicensee which in the country where made, sold or provided is covered by a VALID CLAIM included in PATENT RIGHTS but in no event shall royalties paid hereunder be less than [*CONFIDENTIALITY REQUESTED*] of such SUBLICENSEE'S NET SALES from LICENSED PRODUCTS sold or LICENSED SERVICES provided by such SUBLICENSES and covered by a VALID CLAIM included in PATENT RIGHTS.

     4.3 In the event royalties are due hereunder with respect to a LICENSED SERVICE solely because such service involves the use of a LICENSED PRODUCT, for the purposes of calculating royalties hereunder, NET SALES for the LICENSED PRODUCT and/or NET SERVICE REVENUES for the LICENSED SERVICE shall be based on the price of the LICENSED PRODUCT in arm's length transactions. If no such transactions have taken place, such price shall be determined by mutual agreement of the parties and if such agreement is not reached within sixty
(60) days, either party shall have the right to submit a determination of price to binding arbitration according to the Rules of American Arbitration Association as set forth in Paragraph 6.5.

       4.4 OSIRIS shall provide to GRYPHON within sixty (60) days of the end of June and December after the EFFECTIVE DATE of this Agreement, a written report to GRYPHON of the amount of LICENSED PRODUCTS sold, and LICENSED SERVICES sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCTS and LICENSED SERVICES, and the running royalties due to GRYPHON as a result of NET SALES and NET SERVICE REVENUES by OSIRIS, AFFILIATED COMPANIES and SUBLICENSEES thereof. Payment of any such royalties due shall accompany such report. Until OSIRIS, an AFFILIATED COMPANY or a SUBLICENSEE has achieved a first commercial sale of a LICENSED PRODUCT and received FDA market approval, a report shall be submitted at the end of every June and December after the EFFECTIVE DATE of this Agreement and will include a full written report describing OSIRIS, AFFILIATED COMPANIES or SUBLICENSEE's technical efforts under Article 6.

       4.5 OSIRIS shall make an retain, for a period of three (3) years following the period of each royalty report required by Paragraph 4.4, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other royalty related information required in Paragraph 4.4. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. OSIRIS shall permit the inspection and copying of such records, files and books of account by GRYPHON or JHU or its agents during regular business hours upon ten (10) business days' written notice to OSIRIS. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by GRYPHON or JHU, as the case may be, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payments in a calendar year, such costs shall be borne by OSIRIS. OSIRIS shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEES which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICES and other information as required in Paragraph 4.4 and permit GRYPHON to inspect such records as required by this Paragraph 4.5.

       4.6 In order to insure GRYPHON the full royalty payments contemplated hereunder, OSIRIS agrees that in the event any LICENSED PRODUCT shall be sold to an AFFILIATED COMPANY then the royalty due hereunder shall be based on the higher of (i) NET SALES of the LICENSED PRODUCT to the AFFILIATED COMPANY or
(ii) the NET SALES of the AFFILIATED COMPANY from the re-sale of such LICENSED PRODUCT.

       4.7 In order to insure GRYPHON the full royalty payments contemplated hereunder, OSIRIS agrees that in the event any LICENSED PRODUCT or LICENSED SERVICE shall be sold to other than an AFFILIATED COMPANY for partial or full future compensation then such future compensation shall be included in NET SALES for the purpose of paying royalties hereunder. In addition, if OSIRIS sells LICENSED PRODUCT or LICENSED SERVICES to a person or entity in whom OSIRIS has an ownership interest other than an AFFILIATED COMPANY and GRYPHON can demonstrate that such sale was other than an arms length transaction, then NET SALES shall include any additional amount that would have been paid in an arms length transaction.

       4.8  All payments under this Agreement shall be made in U.S. Dollars.

       4.9 To the extent royalty is owed to a third party for patents held by that party covering the making, using or selling of a LICENSED PRODUCT or LICENSED SERVICE in a particular country, the royalty due to GRYPHON under Paragraph 4.2 for such LICENSED PRODUCT or LICENSED SERVICE in such country will be reduced by [*CONFIDENTIALITY REQUESTED*] such royalty paid to such third party, however, in no event shall such royalty for such LICENSED PRODUCT or LICENSED SERVICE be less than [*CONFIDENTIALITY REQUESTED*] of NET SALES or NET SERVICES REVENUES.

       4.10 Any tax required to be withheld by OSIRIS under the laws of any foreign country for the account of GRYPHON, shall be promptly paid by OSIRIS for and on behalf of GRYPHON to the appropriate governmental authority, and OSIRIS shall use its best efforts to furnish GRYPHON with proof of payment of such tax. Any such tax actually paid on GRYPHON's behalf shall be deducted dollar for dollar from royalty payments due GRYPHON.

       4.11 Only one royalty shall' be due and payable for the manufacture, use and sale of a LICENSED PRODUCT or a LICENSED SERVICE irrespective of the number of patents or claims thereof which cover the manufacture, use or sale of such LICENSED PRODUCT or LICENSED SERVICE.


           ARTICLE 5 - PATENT RIGHTS AND CONFIDENTIAL INFORMTION

       5.1 (a) Except as provided in Paragraph 5.1(1)) and (d) GRYPHON, at OSIRIS' expense, shall file or cause to be filed, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS licensed to OSIRIS hereunder upon authorization of OSIRIS and OSIRIS shall be licensed thereunder. Title to all such patents and patent applications (other than those licensed to GRYPHON) shall reside in GRYPHON. GRYPHON shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS (other than those licensed to GRYPHON). OSIRIS will provide payment authorization to GRYPHON at least one (1) month before an action is due, provided that OSIRIS has received timely notice of such action from GRYPHON. Failure to provide authorization can be considered by GRYPHON as an OSIRIS decision not to authorize an action. In any country where OSIRIS elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, GRYPHON may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and OSIRIS thereafter shall not be licensed under such patent or patent application.

            (b) For patent applications in JOINT PATENT RIGHTS OSIRIS shall file, prosecute and maintain all such patents and patent applications and GRYPHON and OSIRIS shall equally share the cost and expense thereof. Title to all such patents and patent applications shall reside jointly in GRYPHON and OSIRIS

            (c) The parties shall first consult with each other as to the preparation, filing, prosecution and maintenance of such applications and patents. Each party shall keep the other advised as to all developments with respect to all patent applications and patents included in PATENT RIGHTS and shall promptly supply to the other: (i) copies of all official correspondence from the U.S. Patent Office or from a patent office in any other country within a reasonable time of receipt; and (ii) copies of all substantive papers to be filed in the U.S. Patent Office or a patent office in any other country a reasonable time prior to filing to provide sufficient time to comment thereon. The costs of filing, prosecuting and maintaining jointly owned patent applications and patents shall be borne equally by the parties hereto. In any country where a party elects not to file a patent application or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, the other party may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and thereafter the party so electing shall not have title to or be licensed under such patent or patent application.

            (d) To the extent PATENT RIGHTS licensed hereunder are related both to the LICENSED FIELD and the HEMATOPOIETIC FIELD and OSIRIS is licensed exclusively in the LICENSED FIELD hereunder, OSIRIS shall reimburse GRYPHON for fifty percent (50 %) of future costs associated with preparing filing, maintaining and prosecuting such PATENT RIGHTS. OSIRIS shall directly reimburse GRYPHON, as aforesaid, within thirty (30) days of receipt of each invoice.

       5.2 OSIRIS agrees that all packaging containing individual LICENSED PRODUCT(S) sold by OSIRIS, AFFILIATED COMPANIES and SUBLICENSEES of OSIRIS will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

       5.3 If necessary, the parties will exchange information which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 5.3 shall not extend to any part of the information:

      a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

      b. that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

      c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient.

      d. that can be demonstrated, from written records, to have been developed by the recipient independently of the disclosed information.

The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEES provided such information by OSIRIS. GRYPHON's, the OSIRIS's, AFFILIATED COMPANIES, and SUBLICENSEES' obligations under this Paragraph 5.3 shall extend until three (3) years after the termination of this Agreement.

      Notwithstanding the foregoing, OSIRIS, AFFILIATED COMPANIES and SUBLICENSEE shall have the right to disclose Confidential Information of GRYPHON to a third party who undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as the obligation under this Paragraph 5.3.

             ARTICLE 6 - TERM. MILESTONES AND TERMINATION

      6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue seventeen (17) years from the EFFECTIVE DATE of this Agreement at which time OSIRIS shall have a fully paid up noncancellable license.

       6.2 For each PATENT RIGHT, OSIRIS agrees to exercise reasonable efforts and to take effective steps, within a reasonable time to (i) identify product candidate(s) which are LICENSED PRODUCT(S) (ii) perform pre-clinical animal and toxicological studies for an identified product candidate, (iii) conduct clinical studies aimed at obtaining FDA regulatory approval for each identified product candidate and (iv) develop and commercialize each such product, provided however, a LICENSED PRODUCT need not be identified and developed for a PATENT RIGHT if a similar product is being developed under another PATENT RIGHT. OSIRIS' obligations under this paragraph shall take into account the stage of development thereof and regulatory consideration and requirements. The efforts of a SUBLICENSEE, an AFFILIATE, a collaborator and research funded under the Research and License Agreement between JHU and GRYPHON shall be considered as efforts of OSIRIS.

       6.3 (a) As part of the efforts under Paragraph 6.2, Company shall exercise reasonable efforts to meet the following milestones within the time set forth below:

                 (i) within three (3) years from the identification of a product candidate as set forth in Paragraph 6.2, start the Phase I clinical study of such LICENSED PRODUCT.

                 (ii) within seven (7) years from the start of the Phase I Study, obtain FDA commercial approval (NDA/PLA) of such LICENSED PRODUCT

            (b) GRYPHON will not unreasonably withhold its consent to OSIRIS' request for a reasonable extension of any of the above milestones if OSIRIS can demonstrate that its inability to meet such milestone occurred as a result of reasons beyond the control of OSIRIS (including scientific or regulatory reasons beyond the control of the OSIRIS).

            (c) If, as to a specific LICENSED PRODUCT, OSIRIS fails to exercise reasonable efforts as required by Paragraphs 6.2 or 6.3, as its sole and exclusive remedy GRYPHON may terminate OSIRIS' license with respect thereto, provided however, if in good faith OSIRIS has pursued research and development of such LICENSED PRODUCT and in good faith OSIRIS intends to pursue research and development of such LICENSED
PRODUCT and reasonably appears to have the ability to do so and thereafter in good faith does continue to do so, GRYPHON's sole and exclusive remedy shall be conversion of the exclusive rights and license for such specifically defined LICENSED PRODUCT to non-exclusive rights and licenses.

       6.4 (a) GRYPHON acknowledges that OSIRIS is in the business of developing, manufacturing and selling of medical processes and products and nothing in this Agreement shal1 be construed as restricting such business or restricting the research, development, marketing and sale of product(s) other than LICENSED PRODUCT(S) and LICENSED SERVICE(S).

            (b) OSIRIS can market and sell LICENSED PRODUCT(S) and LICENSED SERVICE(S) to third parties at a sales price determined by OSIRIS in its sole discretion.

       6.5 Any matter or disagreement arising under Paragraphs 1.11, 4.3, 6.2 and 6.3 shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision by the arbitrator shall be final and binding and may be enforced in any court of competent jurisdiction. Any arbitration pursuant to this section shall be held in Washington, D.C., or such other place as maybe mutually agreed upon in writing by the parties.

       6.6 In the event GRYPHON is notified by JHU that a third party desires to develop and market a LICENSED PRODUCT which is not being researched and/or developed and/or marketed by OSIRIS, an AFFILIATED COMPANY or SUBLICENSEE, GRYPHON shall notify OSIRIS in writing thereof. If OS IRIS does not notify GRYPHON within ninety (90) days of such written notice that OSIRIS or its sublicensee intends to research and develop such LICENSED PRODUCT and does not initiate such research and development in accordance with the provisions of paragraph 6.2 hereof within a reasonable time thereafter, OSIRIS shall enter into good faith negotiations with such third party for granting a sublicense for such LICENSED PRODUCT unless the granting of such sublicense would have a potential adverse commercial effect upon marketing and/or selling of a LICENSED PRODUCT which is being researched, developed, or sold pursuant to this Agreement.

       6.7 Except as provided in Paragraph 6.2 and 6.3, upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of sixty
(60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate this Agreement.

       6.8 OSIRIS may terminate this Agreement or any of the licenses granted herein under any PATENT RIGHT in any country, for any reason, upon giving GRYPHON sixty (60) days written notice.

       6.9 Termination shall not affect GRYPHON's right to recover unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Paragraph 5.1 prior to termination. Upon termination all rights in and to the licensed technology (including PATENT RIGHTS) shall revert to GRYPHON at no cost to GRYPHON.

       6.10 Upon any termination of this Agreement OSIRIS, at its option, shall be entitled to finish any work-in-progress which is completed within six
(6) months of termination of this Agreement and to sell any completed inventory of a LICENSED PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as OSIRIS pays to GRYPHON the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

       6.11 In the event that this Agreement and/or the rights and licenses granted under this Agreement to OSIRIS are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between GRYPHON and the SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound directly to GRYPHON under such terms and conditions as well as the relevant duties and obligations under this License Agreement (other than royalty and other payment obligations which shall be paid in accordance with the sublicense provided GRYPHON receives a royalty of at least two percent of the SUBLICENSEE's
NET SALES) within thirty (30) days after GRYPHON provides written notice to the SUBLICENSEE of the termination of OSIRIS's rights and licenses under this Agreement, provided further that GRYPHON's obligations under such sublicense are no greater than currently existing under this

Agreement. At the request of the OSIRIS, GRYPHON will acknowledge to a SUBLICENSEE, GRYPHON's obligations to the SUBLICENSEE under this paragraph.


                     ARTICLE 7- MISCELLANEOUS

       7.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:


             FOR GRYPHON:   Gryphon Pharmaceuticals, Inc.
                            1629 Thomas Street
                            Suite 400
                            Baltimore, MD 21231
                            Attn: CEO

             FOR OSIRIS:    Osiris Pharmaceuticals, Inc.
                            11000 Euclid Avenue
                            Wearn Building, 4th Floor
                            Cleveland, Ohio 44106
                            Attn: CEO
                            cc: Carella, Byrne, Bain, Gilfilian,
                                  Cecchi, Stewart & Olstein
                                  6 Becker Farm Road
                                  Roseland, NJ 07068
                            Attn: Elliot M. Olstein, Esq.

       7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to GRYPHON at the above address or such other addressee which GRYPHON may designate in writing from time to time.

       7.3 This Agreement is binding upon and shall inure to the benefit of OSIRIS and GRYPHON, their successors and assignees and shall not be assignable to a third party without the written consent of the other party hereto, which consent shall not be reasonably withheld, except that either party shall have the right to assign this Agreement to another parry without consent of the other party in the case of the sale or transfer or merger or consolidation of such party or sale or transfer by such party of all, or substantially all, of its assets or all or substantially all of the portion of its assets to which this agreement relates, provided the assignee undertakes to be bound by and perform the obligations of the assignor under this Agreement.

       7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

       7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

       7.6 (a) GRYPHON warrants that it has good and valid title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government. In addition, GRYPHON warrants that it has not licensed or assigned any right or interest in or to PATENT RIGHTS licensed hereunder to any third party; that the granting of such rights to OSIRIS does not require the consent of a third party; and GRYPHON is not aware of any legal or contractual restriction which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement. GRYPHON does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH
HEREIN GRYPHON MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. GRYPHON DISCLAIMS ALL WARRANTIES
WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT,
INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

            (b) OSIRIS acknowledges and agrees to the extent that any rights or licenses granted to OSIRIS hereunder are in the form of a sublicense, OSIRIS' rights and licenses are limited to those rights and licenses licensed to GRYPHON and are subject to the terms and conditions of the Agreement by and between GRYPHON and its licensor.

       7.7 OSIRIS shall defend and hold GRYPON and JHU, The Johns Hopkins Health Systems, their present and former trustees, directors, officers, inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any third-party judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of the inventions of LICENSED PRODUCTS or LICENSED SERVICES by OSIRIS or its AFFILIATED COMPANIES or its SUBLICENSEES or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICES from any of the foregoing entities whether or not GRYPHON, JHU or said inventors, either jointly or severally, is named as a party defendant in any such lawsuit, except those which arise from the gross negligence or willful misconduct of any of the indemnified parties. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICES, by an AFFILIATED COMPANY or an agent or a SUBLICENSEE or a third party on behalf of or for the account of OSIRIS or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICES from OSIRIS, shall be considered OSIRIS' practice of said inventions for purposes of this Paragraph
7.7. The obligation of OSIRIS to defend and indemnify as set out in this Paragraph 7.7 shall survive the termination of this Agreement.

       7.8 Prior to initiating first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular county, OSIRIS shall establish and maintain, or in the alternative maintain for GRYPHON and JHU where there is a sublicense under JHU rights, in each country in which OSIRIS, an AFFILIATED COMPANY or SUBLICENSEE shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICES, product liability or other appropriate insurance coverage with respect to LICENSED PRODUCT(S) and LICENSED SERVICES which coverage shall be similar to that maintained by Companies at a stage of development similar to OSIRIS for similar products provided that such insurance is available at terms, conditions and costs which are commercially reasonable and prudent under the circumstances. Upon GRYPHON's request, OSIRIS will furnish GRYPHON and, if applicable, JHU with a Certificate of Insurance of each product liability insurance policy obtained. GRYPHON and, if applicable, JHU shall be listed as an additional insured in OSIRIS's said insurance policies.

       7.9 This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

       7.10 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

       7.11 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

       7.12 Upon termination of this Agreement for any reason, Paragraphs 5.3, 6.9, 7.6, 7.7, 7.8 (to the extent OSIRIS, AFFILIATED COMPANIES or SUBLICENSEES are selling or providing LICENSED PRODUCT or LICENSED SERVICES under the LICENSES granted under this Agreement), 7.12 and 7.13 shall survive termination of this Agreement.

       7.13 (a) OSIRIS and its AFFILIATED COMPANIES and its SUBLICENSEES shall not use the names, likeness', or logos of JHU or any of its schools or divisions or The Johns Hopkins Health Systems or any of its constituent parts and affiliated hospitals and companies, such as The Johns Hopkins Hospital or any contraction or derivative thereof or the names of JHU's faculty members, employees, and students in any press releases, general publications, advertising, marketing, promotional or sales literature without prior written consent from an authorized official of JHU which consent shall not be unreasonably withheld. It should be understood that JHU does not allow any use of its name for the endorsement of products.
            (b) Notwithstanding Paragraph 17.3(a), OSIRIS shall have the right to use the name of JHU in agreements between GRYPHON and OSIRIS and in any SEC filing (including, but not limited to 8K statements) fundraising documents and the like and in any case where such use is required by law, rule or regulation provided that OSIRIS shall provide JHU with the appropriate documents and papers which use the name of JHU for JHU's review and comment no less than three (3) business days prior to the anticipated date of submission of such documents or papers.

            (c) All notifications relating to the use of JHU's name as required herein shall be made to the person listed below:

             Francis J. Meyer, Ph.D.
             Assistant Dean of Technology Licensing
             Johns Hopkins University
             Office of Technology Licensing
             2024 East Monument Street
             Suite 2-100
             Baltimore, MD 21205

       IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures

OSIRIS THERAPEUTICS, INC.       GRYPHON PHARMACEUTICALS, INC.

By: _/s/ James S. Burns_______  By: _/s/ James S. Burns_______________

Date: _12/23/94_______________  Date: _12/23/94_______________________